SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 28, 2005
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

Effective January 4, 2006, Lawrence D. Calkins was appointed to our board of directors. Mr. Calkins will fill an existing vacancy on our board of directors that was created upon our recent increase from three (3) to five (5) in the number of directors that may constitute our board of directors. We anticipated that Mr. Calkins will serve on the audit and compensation committees of our board of directors upon the creation of such committees.

The biographical information of Mr. Calkins required by this Item is set forth below.

Lawrence D. Calkins
Mr. Calkins has served on our Board since January 2006. Since 1985, Mr. Calkins has been employed in various executive capacities at Holland America Line Inc., and currently serves as its Chief Financial Officer. Mr. Calkins holds a Bachelors of Arts in Business Administration from the University of Washington in Seattle, Washington. He is a certified public accountant.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 28, 2005, we amended and restated our by-laws (the “Amended and Restated By-Laws”) in their entirety. The Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

3.1	By-Laws of Impart Media Group, Inc.

99.1	Press Release, dated January 5, 2006, announcing the appointment of Lawrence D. Calkins to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: January 6, 2006	By:	/s/David V. Lott
David V. Lott
Chief Executive Officer

EXHBIT INDEX

Number	Documents

3.1	By-Laws of Impart Media Group, Inc.

99.1	Press Release, dated January 5, 2006, announcing the appointment of Lawrence D. Calkins to the board of directors.